Exhibit 10.6

SMARTSTOP SELF STORAGE REIT, INC.

AND SMARTSTOP OP, L.P.

PERFORMANCE-BASED LTIP UNIT AGREEMENT

This Performance-Based LTIP Unit Agreement (this “Agreement”), dated as of [_______] (the “Grant Date”) and effective as of [_______] (the “Effective Date”), is made by and between SmartStop Self Storage REIT, Inc., a Maryland corporation (the “Company”), SmartStop OP, L.P., a Delaware limited partnership (the “Partnership”) and [________], (the “Participant”);

WHEREAS, the Company maintains the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan, effective as of June 15, 2022 (as may be amended from time to time, the “Plan”);

WHEREAS, Section 11 of the Plan allows the grant of LTIP Unit Awards to employees of the Company, the Partnership, SmartStop Storage Advisors, LLC (“SmartStop Advisors”) or any other Affiliate for the performance of services to or for the benefit of the Partnership;

WHEREAS, on April 20, 2020, the Committee approved the 2020 Executive Compensation Program, which sets forth the framework for cash and equity-based compensation to be received by the Company’s executive officers, on April 13, 2021, the Committee approved the 2021 executive compensation terms which contained certain immaterial modifications and supplements to such program, and on February 2, 2022, the Committee approved the 2022 executive compensation terms which contained certain additional immaterial modifications and supplements to such program (collectively, the “Executive Compensation Program”); and

WHEREAS, the Committee has determined that it would be to the advantage and in the best interest of the Company and its Affiliates to cause performance based LTIP Units to be issued to the Participant under the Plan and the Executive Compensation Program, subject to the terms and conditions set forth herein (the “Award”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Issuance of LTIP Units. The Participant shall be issued, by the Partnership, a total of [INSERT NUMBER OF LTIP UNITS AT MAX PERFORMANCE] LTIP Units, subject to the terms and conditions set forth herein, in the Plan and in the Third Amended and Restated Limited Partnership Agreement of SmartStop OP, L.P., effective as of June 28, 2019, as amended by Amendment No. 1, effective as of October 29, 2019, Amendment No. 2, effective as of January 1, 2020, Amendment No. 3 effective as of March 24, 2021, and Amendment No. 4 effective as of January 1, 2020, and as may be subsequently amended (the “Partnership Agreement”). Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) LTIP Units and/or other equity interests in accordance with the terms of the Partnership Agreement. The Award shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement.

In the Participant’s discretion and subject to the consent of the General Partner, the Participant may direct that the Company issue the LTIP Units to a revocable living trust established for the exclusive benefit of the Participant or the Participant and his or her spouse, provided that the Participant shall remain responsible for the satisfaction of all duties and obligations under the Award and under the Plan, including tax obligations.

2. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan and/or the Partnership Agreement, as applicable.

(a)
“Cause” means “Cause” as defined in the Severance Plan.

(b)
“Change of Control” means “Change of Control” as defined in the Severance Plan.

(c)
“Determination Date” means the date by which the Committee, pursuant to the definitions and calculations, shall determine the Average Annual Same Store Revenue Growth. Such date shall be [_______].

(d)
“Good Reason” means “Good Reason” as defined in the Severance Plan.

(e)
“Restrictions” means the exposure to forfeiture set forth in Sections 4(a) and 5(b) below and the restrictions on sale or other transfer set forth in Section 3(b) below.

(f)
“Severance Plan” means that certain Executive Severance and Change of Control Plan issued by the Company, effective as of June 27, 2019, as the same may be amended from time to time, and pursuant to which the Participant has been issued by the Company an Executive Severance Plan Letter.

(g)
“Subsidiary” means any entity of which the majority of its equity interests are owned by the Company, the Partnership, or SmartStop Advisors, or a combination thereof.

3. LTIP Units Subject to Partnership Agreement; Transfer Restrictions.

(a) LTIP Units are subject to the terms of the Plan, this Agreement and the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including, without limitation, LTIP Units) set forth therein.

(b) Except as otherwise provided in Section 3(c) below, without the consent of the General Partner (which it may give or withhold in its sole discretion), the Participant shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any unvested LTIP Units or any portion of the Award attributable to such unvested LTIP Units (or any securities into which such unvested LTIP Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that (i) the Participant may direct that the Company issue the LTIP Units to a revocable living trust as described in Section 1 above and (ii) the Transfer Restrictions shall not apply to any Transfer of unvested LTIP Units or Award to the Partnership or the Company.

(c) Any permitted transferee of the Award or LTIP Units shall take such Award or LTIP Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, execute a joinder or counterpart signature page to the Partnership Agreement, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any Transfer of the Award or LTIP Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect ab initio. Notwithstanding any other provision of this Agreement, without the consent of the General Partner (which it may give or withhold in its sole discretion), other than by will or the laws of descent and distribution, the Participant shall not Transfer the LTIP Units, including by means of a redemption of such LTIP Units by the Partnership, until the earlier of (i) the occurrence of, and in connection with, a Change of Control (or such earlier time as is necessary in order for the Participant to participate in such Change of Control transaction with respect to the LTIP Units and receive the consideration payable with respect thereto in connection with such Change of Control) or (ii) the date such LTIP Units become vested.

(d) At least two weeks prior (the “Notice Period”) to any proposed Transfer of vested or unvested LTIP Units, the Participant shall provide the Company with written notice of such proposed Transfer. Such notice of a proposed Transfer may be withdrawn at any time prior to expiration of the Notice Period.

4. Vesting.

(a) Performance Vesting. The LTIP Units shall become vested upon a determination by the Committee of the Applicable Percentage of Maximum Award to be made by the Committee by the Determination Date based upon the following vesting schedule:

Ranking of Company’s AASSRG among Peer Companies	1 (Highest AASSRG)	2	3	4	5	6 (Lowest AASSRG)
Applicable Percentage of Maximum Award	100%	75%	50%	32.5%	12.5%	0%

Upon such determination by the Committee, the LTIP Units shall vest and become non-forfeitable with respect to the Applicable Percentage of Maximum Award set forth in the chart above. Upon a Change of Control during the Performance Period, the Committee shall be permitted to measure Average Annual Same Store Revenue Growth for the Company vs the Peer Companies for a period shorter than the Performance Period prior to the consummation of the Change of Control in the sole discretion of the Committee. In the event that one or more of the Peer Companies ceases to exist as a separate company or fails to report Same Store Revenues during the Performance Period, the Committee may adjust the ranking tiers and/or measure the Average Annual Same Store Revenue Growth for such companies for a period shorter than the Performance Period in its sole discretion.

For purposes of this Award, the following definitions shall apply:

“Applicable Percentage of Maximum Award” shall mean the percentage of the number of LTIP Units issued pursuant to this Agreement set forth in the chart above.

“Average Annual Same Store Revenue Growth” or “AASSRG” shall mean the simple average of the Annual Same Store Revenue Growth for the three calendar years of the Performance Period.

“Annual Same Store Revenue Growth” shall mean the percentage by which Same Store Revenues for the applicable calendar year exceeds Same Store Revenues for the prior calendar year (which growth may be expressed as a negative percentage).

“Peer Companies” shall mean the following companies: Public Storage; Extra Space Storage Inc.; CubeSmart; Life Storage, Inc.; and National Storage Affiliates Trust.

“Performance Period” shall mean the period between [_______] and [_______].

“Same Store Revenue” shall mean the same store revenues reported by the Company and the Peer Companies in their respective Securities and Exchange Commission filings or applicable supplemental data contained on the Company’s or Peer Companies’ websites.

(b) Change of Control. In the event of a Change of Control, the vesting of the LTIP Units shall be governed by the Severance Plan, as in effect at the time of such Change of Control, or, if no such Severance Plan is in place, the Severance Plan last in effect prior to such Change of Control.

5. Effect of Termination of Service. In the event of the Participant’s termination of employment or service with the Company, the Partnership, SmartStop Advisors, or any other Affiliate for any reason, the vesting of the LTIP Units, if any, shall be governed by the Severance Plan as in effect at the time of such termination, or, if no such Severance Plan is then in place, the Severance Plan last in effect prior to such termination.

6. Distributions and Allocations of Profits and Losses.

(a) The Participant shall be entitled to receive distributions and allocations of Profits and Losses with respect to the LTIP Units to the extent provided for in the Partnership Agreement, as modified hereby.

(b) The Distribution Participation Date (as defined in the Partnership Agreement) with respect to the LTIP Units issued hereunder shall be the Determination Date. Accordingly, from the Effective Date until the Distribution Participation Date, the holder of the LTIP Units issued hereunder shall only be entitled to a percentage of distributions and allocations under the Partnership Agreement equal to the LTIP Unit Initial Sharing Percentage (as defined in the Partnership Agreement) (i.e. 10%) of regular periodic distributions and allocations available to such LTIP Unit (the “Interim Distributions”). Upon vesting, the holder of the LTIP Units shall be entitled to receive an amount equal to (i) the distributions payable from the Effective Date until the Distribution Participation Date with respect to a number of Common Units that is identical to the actual number of LTIP Units earned hereunder, less (ii) the amount of the Interim Distributions (the “Performance Distribution”). The Performance Distribution shall be paid to the holder of the LTIP Units within 30 days after the Determination Date.

(c) For the avoidance of doubt, (i) upon vesting, the holder of the LTIP Units shall (in the discretion of the General Partner) receive an allocation of income (including gross items thereof) in an amount equal to the Performance Distribution, and (ii) commencing immediately after the Determination Date, the LTIP Units issued hereunder that have vested shall be entitled to receive the same distributions and allocations payable with respect to Common Units.

(d) All distributions paid with respect to the LTIP Units issued hereunder, both before and after the Determination Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying LTIP Units have become vested pursuant to this Agreement.

7. Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, the Participant hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested LTIP Units (pursuant to the Restrictions) and the portion of the Award attributable thereto, and/or to effectuate the transfer or surrender of such unvested LTIP Units to the Partnership.

8. Covenants, Representations and Warranties. As a condition to the receipt of this Award, the Participant agrees to execute any investor representation or covenant determined by the Company or the Partnership to satisfy an exception under, or to otherwise comply with, the Securities Act of 1933, as amended (the “Securities Act”), including the representations attached hereto as Exhibit C. Furthermore, the Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

(a) Investment. The Participant is holding the Award and the LTIP Units for the Participant ’s own account, and not for the account of any other person. The Participant is holding the Award and the LTIP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b) Relation to the Company and the Partnership. The Participant is presently an executive officer of the Company and employee of the Company, the Partnership, SmartStop Advisors, or any other Affiliate and is providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.

(c) Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Company and the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.

(d) Registration. The Participant understands that the LTIP Units have not been registered under the Securities Act, and the LTIP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, shall be available. If an exemption under Rule 144 is available at all, it shall not be available until at least six months from issuance of the Award and then not unless the terms and conditions of Rule 144 have been satisfied.

(e) Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f) Tax Advice. The Partnership and the Participant intend that (i) the LTIP Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27 (“Rev. Proc. 93-27”), as clarified by Revenue Procedure 2001-43 (“Rev. Proc. 2001-43”), (ii) the issuance of such units not be a taxable event to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the LTIP Units, the Partnership may revalue all Partnership assets to their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the partners, in each case as set forth in the Partnership Agreement. The Company, the Partnership, SmartStop Advisors, or any other Affiliate may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the LTIP Units, provided, however, that neither the Company nor the Partnership has made warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Company or the Partnership or its representatives for an assessment of such tax consequences. Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal income tax purposes. In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the LTIP Units.

(g) Notice Regarding Transfers. In further acknowledgement of the intended tax treatment discussed in Section 8(f) above, and notwithstanding the restrictions on transfers of the LTIP Units imposed under the terms of this Agreement, the Participant acknowledges that a Transfer of the LTIP Units within the three-year period following the date of this Agreement may result in adverse tax consequences to the Participant. Such adverse tax consequences may include, without limitation: (i) the LTIP Units failing to be treated as a “profits interest” as defined in Rev. Proc. 93-27 and Rev. Proc. 2001-43 and (ii) gains associated with any disposition of the LTIP Units, not being taxed at the long-term capital gains rate.

9. Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after its receipt of the LTIP Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of its receipt of the LTIP Units.

10. Section 83(b) Election. The Participant covenants that the Participant shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the LTIP Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Participant and the Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit A. The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s or the Partnership’s, to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Company or the Partnership, or any representative of the Company or the Partnership, make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

11. Ownership Information. The Participant hereby covenants that so long as the Participant holds any LTIP Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

12. Remedies. The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the LTIP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant shall not urge as a defense that there is an adequate remedy at law.

13. Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities shall be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for SmartStop OP, L.P. (the “Partnership”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) the SmartStop Self Storage REIT, Inc. and SmartStop OP, L.P. Performance-Based LTIP Unit Agreement, (ii) the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan, and (iii) the Third Amended and Restated Limited Partnership Agreement of SmartStop OP, L.P., in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

14. Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the LTIP Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and for a period of up to 90 days beginning on the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the Partnership, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).

15. Code Section 409A. To the extent applicable, this Agreement shall be interpreted so that this Award is exempt from (or, to the extent that exemption is not possible, to comply with) Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the Partnership determines that the Award must be revised to maintain exemption from or to comply with Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company or the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 15 shall not create any obligation on the part of the Company, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action, and none of the Company, the

Partnership or any Subsidiary shall have any obligation to indemnify any person for any taxes imposed under or by operation of Section 409A of the Code.

16. Miscellaneous.

(a) Incorporation of the Plan. This Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee shall be final and binding upon all persons.

(b) Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan or the Partnership Agreement shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company, the Partnership, SmartStop Advisors, or any other Affiliate or shall interfere with or restrict in any way the rights of the Company, the Partnership, SmartStop Advisors, or any other Affiliate, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company, the Partnership, SmartStop Advisors, or any other Affiliate and the Participant.

(c) Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

(d) Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(e) Amendment, Suspension and Termination. To the extent permitted by the Plan and the Partnership Agreement, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan and the Partnership Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

(f) Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Partnership shall be addressed to the Partnership in care of the General Partner of the Partnership at the Partnership’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

(g) Successors and Assigns. The Company, the Partnership or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company, the Partnership and any Affiliate. Subject to the restrictions on transfer set forth in Section 3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, successors and assigns.

(h) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Partnership or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Partnership Agreement, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(i) Entire Agreement. The Plan, the Partnership Agreement, and this Agreement (including all exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company, the Partnership, SmartStop Advisors, or any other Affiliate, and the Participant with respect to the subject matter hereof.

(j) Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company or the Partnership, in each case, as may be amended from time to time.

(k) Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 8 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

(j) Spousal Consent. As a condition to the Partnership’s and the Company’s obligations under this Agreement, the spouse of the Participant, if any, shall execute and deliver to the Partnership the Consent of Spouse attached hereto as Exhibit B.

(k) Fractional Units. For purposes of this Agreement, any fractional LTIP Units that vest or become entitled to distributions pursuant to the Partnership Agreement shall be rounded as determined by the Company or the Partnership; provided, however, that in no event shall such rounding cause the aggregate number of LTIP Units that vest or become entitled to such distributions to exceed the total number of LTIP Units set forth in Section 1 of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SMARTSTOP SELF STORAGE REIT, INC.

By:

Name: H. Michael Schwartz

Title: Chief Executive Officer

SMARTSTOP OP, L.P.

By: SmartStop Self Storage REIT, Inc.,

its sole general partner

By:
Name: H. Michael Schwartz
Title: Chief Executive Officer

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

____________________________

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